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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 29, 1998, on our audits of the financial statements of Simpson Manufacturing Co., Inc. We also consent to the incorporation by reference of our report dated January 31, 1997, except the date for Note 15 is March 11, 1997, on our audits of the financial statements and financial statement schedule of the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".



                                                        COOPERS & LYBRAND L.L.P.


San Francisco, California

February 3, 1998